Exhibit 23(b)

            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statements (Forms S-8 No.33-33276, No.33-16939 and No. 333-117057) pertaining to the 1994
Incentive Plan of Clean Diesel Technologies, Inc. of our report dated January 24, 2003, with respect to the statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2002 included in the Annual Report (Form 10-K) for the year ended December 31, 2004.


/s/ Ernst & Young LLP

Stamford, Connecticut
March 24, 2005